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                                                                      EXHIBIT 11

                            ReliaStar Financial Corp.
                        Computation of Per Share Earnings
                     (in millions, except per share amounts)

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
                                                                            Three Months
                                                                            Ended March 31
                                                                       -------------------------
                                                                         1999             1998
                                                                       --------         --------
NUMERATOR - BASIC AND DILUTED

Income from Continuing Operations                                      $   64.4         $   64.5
Income from Discontinued Operations                                           -               .1
                                                                       --------         --------
Net Income                                                             $   64.4         $   64.6
                                                                       ========         ========

DENOMINATOR

Weighted Average Common Shares Outstanding During the Period (Basic)       88.8             91.0
Dilutive Effect of Stock Options                                            1.2              1.7
Other                                                                        .1               .1
                                                                       --------         --------
   Weighted Average Common Shares During the Period (Diluted)              90.1             92.8
                                                                       ========         ========


PER COMMON SHARE
Basic
Income from Continuing Operations                                      $    .73         $    .71
Income from Discontinued Operations                                           -                -
                                                                       --------         --------
Net Income                                                             $    .73         $    .71
                                                                       ========         ========

Diluted
Income from Continuing Operations                                      $    .71         $    .70
Income from Discontinued Operations                                           -                -
                                                                       --------         --------
Net Income                                                             $    .71         $    .70
                                                                       ========         ========
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